Exhibit 99.2

Expedia, Inc. Announces Pricing of Senior Notes Offering

BELLEVUE, WA – Aug. 13, 2014 – Expedia, Inc. (NASDAQ: EXPE) today announced that it has agreed to sell $500 million aggregate principal amount of 4.50% senior notes due 2024 (the “Notes”). The Notes will be guaranteed by certain subsidiaries of Expedia, Inc. The offering of the Notes is expected to close on August 18, 2014. Expedia expects to use the net proceeds from the offering for general corporate purposes.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., RBC Capital Markets, LLC and RBS Securities Inc. are the joint book-running managers of the offering.

The offering is being made pursuant to an effective shelf registration statement (File No. 333-197974) filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting: J.P. Morgan Securities LLC, Attention: Investment Grade Syndicate Desk, 383 Madison Ave., New York, NY 10179, Telephone: (212) 834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY 10038, Attn: Prospectus Department, Toll-Free Number: 1-800-294-1332, Email: dg.prospectus_requests@baml.com. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is one of the world’s largest travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, the world’s largest full service online travel agency, with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in 12 countries throughout North America, Europe and Asia

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, the second largest online travel company in China

•	Venere.com™, the online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 47 countries

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, one of North America’s leading retail cruise vacation experts

•	CarRentals.com™, the premier car rental booking company on the web.

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia® Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

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Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations as of the date hereof and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intends” and “expects,” among others, generally identifies forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income / (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia, Inc.’s business. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: an increasingly competitive global environment; modifications to our current business models and practices or our adoption of new business models or practices in order to compete; changes in search engine algorithms and dynamics or other traffic-generating arrangements; declines or disruptions in the travel industry; our failure to maintain and expand our relationships and contractual agreements with travel suppliers or travel distribution partners; our failure to maintain and expand our brand awareness or increased costs to do so; our failure to adapt to technological developments or industry trends; risks relating to our operations in international markets, including China; adverse application of existing tax or unclaimed property laws, rules or regulations or implementation of new unfavorable laws, rules or regulations; adverse outcomes in legal proceedings to which we are a party; our failure to comply with current laws, rules and regulations, or changes to such laws, rules and regulations; determinations by U.S. and foreign tax authorities regarding our worldwide tax provision for income taxes; payments related risks, including credit card fraud; volatility in our stock price; liquidity constraints or our inability to access the capital markets when necessary; interruption or lack of redundancy in our information systems; failure to retain or motivate key personnel or hire, retain and motivate qualified personnel, including senior management; changes in control of Expedia, Inc.; management and director conflicts of interest; risks related to actions taken by our business partners and third party service providers, including failure to comply with our requirements or standards or the requirements or standards of governmental authorities, or any cessation of their operations; risks related to the failure of counterparties to perform on financial obligations; fluctuations in foreign exchange rates; our failure to comply with governmental regulation and other legal obligations related to our processing, storage, use and disclosure of personal data, and liabilities related to security breaches; risks related to our acquisitions, investments or significant commercial arrangements; risks related to our long-term indebtedness; our failure to effectively operate our businesses due to restrictive covenants in the agreements governing our indebtedness; our failure to protect our intellectual property from copying or use by others, including competitors; and other risks detailed in Expedia, Inc.’s public filings with the SEC, including our quarterly report on Form 10-Q for the quarter ended June 30, 2014. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Trademarks and logos are the property of their respective owners. © 2014 Expedia, Inc. All rights reserved. CST: 2029030-50

Contacts:

Investor Relations

(425) 679-3759

ir@expedia.com

Communications

(425) 679-4317

press@expedia.com